Move, Inc. Announces Third Quarter 2012 Financial Results

CAMPBELL, Calif., Nov. 5, 2012 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the third quarter ended September 30, 2012.

Revenue for the quarter was $49.4 million, an increase of $3.0 million, or six percent, from $46.5 million in the third quarter of 2011. Net income applicable to common stockholders was $1.8 million, or $0.04 per diluted share, compared to $242,000, or $0.01 per diluted share, in the third quarter of 2011. Non-GAAP Adjusted EBITDA was $6.9 million, an increase of $1.3 million, or 24 percent, from $5.5 million in the third quarter of 2011. As a percentage of revenue, Adjusted EBITDA improved to 14 percent of revenue in the third quarter of 2012 compared to 12 percent in the third quarter of 2011. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

Steve Berkowitz, chief executive officer of Move, Inc. said, "We continued to make solid progress across our key strategic initiatives, building strength in our core business while expanding our market opportunity through our recent acquisitions of TigerLead Solutions and Relocation.com. We are poised to exit the year in a stronger competitive position, with a broader and more stable product set that offers greater upside potential and with growing consumer engagement metrics that highlight our market leadership. Combined with continued indicators of a slow but steady path to recovery in the housing market, we expect to end the year on a positive note and set the stage for revenue acceleration in 2013."

Recent Highlights:

  Consumer Engagement -- Web:  Realtor.com continued to lead the industry in connecting real estate professionals with serious home buyers and sellers.  Consumers viewed nearly 1.2 billion pages and spent more than 1.1 billion minutes on the Realtor.com website in the third quarter, with more than 95 percent of that usage occurring on properties for sale.   Realtor.com continues to experience significant repeat usage with consumers visiting an average of approximately 4 times per month, nearly 50 percent more than the nearest competitor.
  Consumer Engagement -- Mobile Apps: Mobile usage continues to grow dramatically.  Page views and leads from mobile apps grew by more than 125 percent year-over-year, and nearly 45 percent of homes viewed across all platforms now occur on mobile apps.  Additionally, mobile engagement as measured by pages viewed and leads delivered per user is 6-7x that of the website.
  Realtor.com Site Relaunch: Move recently debuted a site relaunch of Realtor.com that enhances the user experience, makes search more intuitive and increases functionality.
  Collaborative Search:  Move's recent launch of a free co-branded mobile application and collaborative search product for real-estate professionals, has generated extremely positive feedback from the agent community, and usage is climbing steadily.
  800 Number Tracking System: Move has enhanced its lead tracking capabilities through the launch of a toll-free 800 Number, providing customers with an additional tool to assess the value they are generating from their marketing dollars.
  TigerLead Solutions: In September 2012, Move acquired TigerLead Solutions, a premier lead generation and lead management system for real estate professionals. The newest piece of the Move suite enables real estate professionals to generate, cultivate, and manage "Smarter Leads" and gain deep insights into consumer "DNA" with industry-leading analytics.
  Relocation.com: In October 2012, Move acquired Relocation.com, an online marketplace that connects home buyers and renters with moving and storage professionals. Combining the acquisition with Move's existing Moving.com business, Move significantly strengthens its offering and creates the clear #1 player in moving services.

Business Outlook
For the quarter ending December 31, 2012, Move expects revenue to range between approximately $51.5 million and $52.0 million and expects to report Adjusted EBITDA margin of approximately 15 percent.

Conference Call
As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Monday, November 5, 2012. To access the call, please dial (877) 312-5848, or outside the U.S. (253) 237-1155, five minutes prior to 1:30 p.m. Pacific Standard Time. A live webcast of the call will also be available at http://investor.move.com under the Events & Presentations menu.

An audio replay will be available between 4:30 p.m. Pacific Standard Time November 5, 2012, and 8:59 p.m. Pacific Standard Time November 9, 2012, (855) 859-2056 or (404) 537-3406, with Conference ID 26453667. A replay of the call will also be available at http://investor.move.com.

Use of Non-GAAP Financial Measures
To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of net income excluding net interest income, income tax expense and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and other charges, which is referred to as Adjusted EBITDA. The Company has also presented a non-GAAP table of Financial Data for the three- and nine-month periods ended September 30, 2012 and 2011 that extracts stock-based compensation under ASC Topic 718 "Compensation—Stock Compensation." A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and provide a more consistent basis for comparison between quarters and should be carefully evaluated. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ:MOVE) is the leader in online real estate and operator of REALTOR.com®, the official website of the National Association of REALTORS®; Move.com, a leading destination for new homes and rental listings, moving, home and garden, and home finance; ListHub™, the leading syndicator of real estate listings; Moving.com™; SeniorHousingNet; SocialBios; TigerLead®;; and TOP PRODUCER® Systems. Move, Inc. is based in Campbell, California. SOURCE Move, Inc.

MOVE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Revenue	$49,446	$46,466	$146,496	$144,456
Cost of revenue(1)	10,236	9,959	29,509	31,203
Gross profit	39,210	36,507	116,987	113,253

Operating expenses:
Sales and marketing(1)	17,235	16,281	53,005	52,524
Product and web site development(1)	9,412	8,437	27,603	26,899
General and administrative(1)	10,464	10,823	31,514	30,352
Amortization of intangible assets	500	397	1,294	1,108
Total operating expenses	37,611	35,938	113,416	110,883
Operating income	1,599	569	3,571	2,370

Interest (expense) income, net	(1)	(2)	—	33
Earnings of unconsolidated joint venture	290	367	710	718
Other (expense) income, net	—	(99)	(69)	278
Income from operations before income taxes	1,888	835	4,212	3,399

Income tax expense	103	31	175	123

Net income	1,785	804	4,037	3,276

Convertible preferred stock dividend and related accretion	—	(562)	(942)	(3,506)
Net income (loss) applicable to common stockholders	$1,785	$242	$3,095	$(230)

Basic net income (loss) per share applicable to common stockholders	$0.05	$0.01	$0.08	$(0.01)

Diluted net income (loss) per share applicable to common stockholders	$0.04	$0.01	$0.08	$(0.01)

Shares used to calculate net income (loss) per share applicable to common stockholders:
Basic	38,798	39,279	38,661	39,430

Diluted	39,895	39,977	39,660	39,430

Comprehensive income:
Net income	$1,785	$804	$4,037	$3,276
Foreign currency translation gain (loss)	11	(62)	(21)	(98)
Comprehensive income	$1,796	$742	$4,016	$3,178

(1) Includes stock-based compensation as follows:

Cost of revenue	$71	$52	$193	$170
Sales and marketing	361	307	1,554	1,066
Product and web site development	527	238	1,412	915
General and administrative	938	488	2,428	1,979
	$1,897	$1,085	$5,587	$4,130

MOVE, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash	$30,876	$87,579
Accounts receivable, net	12,382	11,719
Other current assets	6,950	7,086
Total current assets	50,208	106,384

Property and equipment, net	20,023	20,487
Investment in unconsolidated joint venture	5,442	5,711
Goodwill, net	33,551	24,450
Intangible assets, net	18,825	7,319
Other assets	851	570
Total assets	$128,900	$164,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,748	$5,851
Accrued expenses	18,321	14,782
Deferred revenue	8,672	9,809
Total current liabilities	31,741	30,442

Other noncurrent liabilities	3,107	3,264
Total liabilities	34,848	33,706

Series B convertible preferred stock	—	48,555

Stockholders' equity:
Series A convertible preferred stock	—	—
Common stock	39	39
Additional paid-in capital	2,129,801	2,121,483
Accumulated other comprehensive income	237	258
Accumulated deficit	(2,036,025)	(2,039,120)
Total stockholders' equity	94,052	82,660
Total liabilities and stockholders' equity	$128,900	$164,921

MOVE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2012	2011
	(unaudited)
Cash flows from operating activities:
Net income	$4,037	$3,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,195	6,979
Amortization of intangible assets	1,294	1,108
Provision for doubtful accounts	486	99
Loss on sales and disposals of assets	38	126
Stock-based compensation and charges	5,856	4,441
Earnings of unconsolidated joint venture	(710)	(718)
Return on investment in unconsolidated joint venture	255	280
Other noncash items	(78)	(52)
Changes in operating assets and liabilities:
Accounts receivable	(1,100)	(1,649)
Other assets	(144)	88
Accounts payable and accrued expenses	2,816	(3,189)
Deferred revenue	(1,163)	(2,649)
Net cash provided by operating activities	18,782	8,140

Cash flows from investing activities:
Purchases of property and equipment	(6,672)	(5,075)
Proceeds from sale of assets	9	—
Acquisitions, net of cash acquired	(22,000)	(500)
Proceeds from dissolution of joint venture	—	499
Return of investment in unconsolidated joint venture	724	660
Net cash used in investing activities	(27,939)	(4,416)

Cash flows from financing activities:
Principal payments on loan payable	(82)	(77)
Redemption of convertible preferred stock	(49,044)	(70,000)
Payment of dividends on convertible preferred stock	(882)	(1,579)
Proceeds from exercise of stock options	3,060	608
Tax payment related to net share settlements of restricted stock awards	(529)	(312)
Repurchases of common stock	(69)	(9,617)
Net cash used in financing activities	(47,546)	(80,977)

Change in cash and cash equivalents	(56,703)	(77,253)

Cash and cash equivalents, beginning of period	87,579	158,517

Cash and cash equivalents, end of period	$30,876	$81,264

MOVE, INC. RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Net income	$1,785	$804	$4,037	$3,276

Plus:
Stock-based compensation	1,897	1,085	5,587	4,130
Stock-based charges	99	72	269	311
Depreciation	2,282	2,340	7,195	6,979
Amortization of intangible assets, including unconsolidated joint venture	697	594	1,886	1,700
Interest expense (income), net	1	2	—	(33)
Income tax expense	103	31	175	123
Termination costs from dissolution of joint venture	—	619	—	619
Adjusted EBITDA	$6,864	$5,547	$19,149	$17,105

MOVE, INC. OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)

	Three Months Ended
	September 30, 2012
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-based Compensation
Revenue	$49,446	$—	$49,446
Cost of revenue	10,236	(71)	10,165
Gross profit	39,210	71	39,281

Sales and marketing	17,235	(361)	16,874
Product and web site development	9,412	(527)	8,885
General and administrative	10,464	(938)	9,526
Amortization of intangibles	500	—	500
Total operating expenses	37,611	(1,826)	35,785

Operating income	$1,599	$1,897	$3,496

	Three Months Ended
	September 30, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-based Compensation
Revenue	$46,466	$—	$46,466
Cost of revenue	9,959	(52)	9,907
Gross profit	36,507	52	36,559

Sales and marketing	16,281	(307)	15,974
Product and web site development	8,437	(238)	8,199
General and administrative	10,823	(488)	10,335
Amortization of intangibles	397	—	397
Total operating expenses	35,938	(1,033)	34,905

Operating income	$569	$1,085	$1,654

	Nine Months Ended
	September 30, 2012
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$146,496	$—	$146,496
Cost of revenue	29,509	(193)	29,316
Gross profit	116,987	193	117,180

Sales and marketing	53,005	(1,554)	51,451
Product and web site development	27,603	(1,412)	26,191
General and administrative	31,514	(2,428)	29,086
Amortization of intangibles	1,294	—	1,294
Total operating expenses	113,416	(5,394)	108,022

Operating income	$3,571	$5,587	$9,158

	Nine Months Ended
	September 30, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$144,456	$—	$144,456
Cost of revenue	31,203	(170)	31,033
Gross profit	113,253	170	113,423

Sales and marketing	52,524	(1,066)	51,458
Product and web site development	26,899	(915)	25,984
General and administrative	30,352	(1,979)	28,373
Amortization of intangibles	1,108	—	1,108
Total operating expenses	110,883	(3,960)	106,923

Operating income	$2,370	$4,130	$6,500

CONTACT: Alex Wellins, alex@blueshirtgroup.com or Jennifer Jarman, jennifer@blueshirtgroup.com, both of The Blueshirt Group, +1-415-217-7722